                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  FORM 8 - K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):  FEBRUARY 24, 1995





                        KANEB PIPE LINE PARTNERS, L.P.
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                                   DELAWARE
- --------------------------------------------------------------------------------
                (State or other jurisdiction of incorporation)

     1-10311                                               75-2287571
(Commission File Number)                       (IRS Employer Identification No.)


      2435 N. Central Expressway, Seventh Floor, Richardson, Texas  75080
- --------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code:        (214) 699-4000
                                                    ----------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


     On February 24, 1995, Registrant, through its operating partnership, acquired the refined petroleum product pipeline assets of Wyco Pipe Line Company ("Wyco") for $27.1 million in cash. Wyco was owned 60% by a subsidiary of GATX Terminals Corporation and 40% by a subsidiary of Amoco Pipe Line Company. There is no material relationship between these companies and the Registrant or any of its affiliates, directors or officers or associates of any such directors or officers.

     The assets consist of approximately 550 miles of 8" and 6" pipeline originating in Casper, Wyoming, running south to a truck loading terminal at Cheyenne, Wyoming, another truck loading terminal at Dupont, Colorado and terminating at a truck loading terminal at Fountain, Colorado. A branch line runs from Douglas Junction, Wyoming to a truck loading terminal at Rapid City, South Dakota. Included are approximately 1,700,000 barrels of tankage at the terminals, 11 pump stations and all of the other equipment associated with a working product pipeline system.

     The system supplies various grades of motor gasoline, heating oil, and diesel oil at the terminal truck racks from origin points at Casper/Strouds station, Mule Creek, and Cheyenne, Wyoming and Commerce City, Colorado. Registrant intends to continue the business of Wyco.

     The transaction was financed by the sale of first mortgage notes to three insurance companies. The notes are due February 24, 2002 and bear interest at the rate of 8.37%.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired.
          Report of Independent Accountants.
          Statement of Income and Retained Earnings - Years Ended December 31, 1994 and 1993;
          Statement of Financial Position - December 31, 1994 and 1993; Statement of Cash Flows - Years Ended December 31, 1994 and 1993.

     (b)  Pro forma financial information.

     (c)  Exhibits.

          10.1. Agreement for Sale and Purchase of Assets by and between Wyco Pipe Line Company and Kaneb Pipe Line Operating Partnership, L.P. dated February 19, 1995.

          10.2.  Note Purchase Agreement dated as of December 22, 1994.

                                  SIGNATURES
                                  ----------


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            KANEB PIPE LINE PARTNERS, L.P.
                                            ------------------------------
                                            (Registrant)



Date:  March 13, 1995                       /s/ Edward D. Doherty
                                            ---------------------------
                                            Edward D. Doherty
                                            Chairman

                            WYCO PIPE LINE COMPANY
                            ----------------------

                             FINANCIAL STATEMENTS
                             --------------------

                          DECEMBER 31, 1994 AND 1993
                          --------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------



     January 27, 1995, except as to Note 8,
      which is as of February 17, 1995


     To the Board of Directors of
      Wyco Pipe Line Company



     In our opinion, the accompanying statement of financial position and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Wyco Pipe Line Company at December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of Wyco Pipe Line Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




     PRICE WATERHOUSE LLP

                            WYCO PIPE LINE COMPANY
                            ----------------------

                   STATEMENT OF INCOME AND RETAINED EARNINGS
                   -----------------------------------------

                                                         Year Ended December 31,
                                                         -----------------------
                                                          1994             1993
                                                          ----             ----
Revenues
   Transportation revenue, including
   amounts billed to affiliated
   companies of $1,068,465 and
   $1,475,862, respectively                          $12,806,828      $11,585,336
   Rent revenue, including $458,333 in 1994
   from affiliated company                               511,283           10,823
   Interest and other income, net                        376,240          171,681
   Gain on the sale of assets                                  -        5,005,781
                                                       ----------      ----------
                                                       13,694,351      16,773,651
                                                       ----------      ----------
Costs and expenses
   Operating expense                                    2,357,214        2,119,276
   Maintenance expense                                  2,770,777        2,395,215
   General expense                                        780,555          663,791
   Depreciation                                         1,042,054          840,792
   Taxes, other than income taxes                         365,432          321,123
   Interest expense                                             -           13,091
   Casualty and other losses                            1,642,218        1,003,714
                                                       ----------       ----------
                                                        8,958,250        7,357,002
                                                       ----------       ----------

Income before provision for income taxes                4,736,101        9,416,649
                                                       ----------       ----------


Provision for income taxes
   Federal
       Current                                          2,487,349        1,847,870
       Deferred                                          (802,338)       1,373,274
   State                                                  164,618          113,366
                                                       ----------       ----------
                                                        1,849,629        3,334,510
                                                       ----------       ----------

Net income                                              2,886,472        6,082,139

Retained earnings at beginning of year                 10,312,551        8,535,412
Dividends declared - $124.10
 and $123.00 per share, respectively                   (4,343,500)      (4,305,000)
                                                       ----------       ----------
Retained earnings at end of year                      $ 8,855,523      $10,312,551
                                                       ==========       ==========

Earnings per share of common stock:                       $88.04           $173.78


   The accompanying notes are an integral part of this financial statement.

                            WYCO PIPE LINE COMPANY
                            ----------------------

                        STATEMENT OF FINANCIAL POSITION
                        -------------------------------

                                                                       December 31,
                                                                       ------------
                                                                   1994           1993
                                                                   ----           ----
ASSETS
- ------
Current Assets
    Cash (Unrestricted)                                     $    28,078        $   723,201
    Marketable equity securities - at cost, which
    approximates market                                         400,000                  0
    Accounts receivable - affiliated companies                  570,152            120,314
    Accounts receivable - trade                               1,805,969          1,131,626
    Materials and supplies                                       50,141             50,141
    Prepaid expenses and other current assets                   221,004            531,853
    Deferred tax assets                                         785,000            272,000
                                                            -----------        -----------
        Total current assets                                  3,860,344          2,829,135
                                                            -----------        -----------

Cash (Restricted)                                                     -          6,622,662
Deferred charges and miscellaneous assets                         6,817             11,459
Property and equipment - at cost,
less accumulated depreciation of
$19,916,471 and $18,864,550, respectively                    15,571,385         10,269,874
                                                            -----------        -----------
Total Assets                                                $19,438,546        $19,773,130
                                                            ===========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
- ------------------------------------
Current Liabilities
    Accounts payable - trade                               $   715,645         $   960,571
    Accounts payable - affiliated companies                    451,481             210,552
    Income taxes payable                                       217,503             418,090
    Other taxes payable                                        363,885             317,571
    Accrued liabilities                                      2,960,681           1,396,100
                                                            ----------         -----------
        Total current liabilities                            4,709,195           3,302,884
                                                            ----------         -----------

Deferred rental income                                         296,970             300,000
Deferred income taxes                                        3,476,858           3,717,695
                                                           -----------         -----------
             Total deferred liabilities                      3,773,828           4,017,695
                                                           -----------         -----------

Commitments and Contingencies (See Note 8)

Shareholders' Equity
    Common stock, no par value -
       Authorized - 50,000 shares
       Issued and outstanding - 35,000 shares
        at $60.00 per share                                  2,100,000           2,100,000
       Retained earnings                                     8,855,523          10,312,551
                                                           -----------         -----------
       Total shareholders' equity                           10,955,523          12,412,551
                                                           -----------         -----------

Total Liabilities and Shareholders'  Equity                $19,438,546         $19,733,130
                                                           ===========         ===========

   The accompanying notes are an integral part of this financial statement.

                            WYCO PIPE LINE COMPANY
                            ----------------------

                            STATEMENT OF CASH FLOWS
                            -----------------------

                                                   Year Ended December 31,
                                                   -----------------------
                                                    1994            1993
                                                    ----            ----
Cash flows from operating activities:
    Net income                                   $2,886,472      $6,082,139
    Adjustments to reconcile net income
    to cash provided by operating activities:
        Gain on sale of assets                            -      (5,005,781)
Depreciation                                      1,042,054         840,792
        Increase in payables and accrued
        liabilities                               1,406,311       1,387,782
        (Increase) Decrease in receivables       (1,124,181)        172,518
        Decrease (Increase) in prepaid
         expenses and other current assets          310,849        (472,437)
        Net change in deferred taxes and
         other items                               (752,218)      1,945,282
                                                  ---------       ---------
            Net cash provided by operating
            activities                            3,769,287       4,950,295
                                                  ---------       ---------

Cash flows from investing activities:
    Proceeds from sale of assets                    212,000       6,600,000
    Cash restricted as to use                     6,622,662      (6,622,662)
    Capital expenditures                         (6,555,572)        (13,204)
                                                  ---------       ---------

            Net cash used in investing
              activities                            279,090         (35,866)
                                                  ---------       ----------

Cash flows from financing activities:
    Repayment of line of credit                           -        (300,000)
    Cash dividends paid                          (4,343,500)     (4,305,000)
                                                  ---------       ---------

            Net cash used in financiing
               activities                        (4,343,500)     (4,605,000)
                                                  ---------       ---------

Decrease in cash and marketable securities         (295,123)        309,429
Cash and cash equivalents
- - beginning of year                                 723,201         413,772
                                                  ----------      ---------

Cash and cash equivalents
- - end of year                                    $  428,078      $  723,201
                                                  ==========      =========




   The accompanying notes are an integral part of this financial statement.

                            WYCO PIPE LINE COMPANY
                            ----------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          DECEMBER 31, 1994 AND 1993
                          --------------------------


NOTE 1-  OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Wyco Pipe Line Company (the Company) owns and operates a 552-mile pipeline from Wyoming and South Dakota to Colorado and owns and leases a 30-mile pipeline in North Dakota. The Company is an interstate common carrier pipeline under the Interstate Commerce Act of 1887. The Federal Energy Regulatory Commission (FERC) has regulatory authority over the rates, shipping regulations and other practices of common carrier pipelines and are empowered to regulate the accounting for operations.

Cash and cash equivalents, for purposes of reporting cash flows, consist of short-term highly liquid securities held to maturity and are stated at cost, which approximates fair value.

Acquisitions of properties and significant betterments to existing properties are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred.

The Company computes depreciation for financial reporting purposes on a straight-line basis over lives prescribed by the Federal Energy Regulatory Commission (FERC). Depreciation taken for income tax purposes is based on accelerated methods and lives authorized by the Internal Revenue Code.

During 1993 the Company adopted Financial Accounting Standard No. 109, "Accounting for Income Taxes". Adoption of the Standard did not affect the Company's 1993 financial statements. The principal temporary differences giving rise to deferred taxes at December 31, 1994 and 1993 were depreciation and provisions for environmental and litigation-related costs.

Earnings per share of common stock is based on the number of shares of common stock outstanding during the year, which amounted to 35,000 shares in each year.

NOTE 2- CASH FLOW INFORMATION:

For purposes of the statement of cash flows, cash and cash equivalents include cash and marketable securities, all of which have a maturity of three months or less when acquried.

Net cash provided by operating activities reflects cash payments for interest and income taxes as follows:

                                                  Year Ended December 31,
                                                  -----------------------
                                                   1994            1993
                                                   ----            ----
     Interest paid                              $        -     $   13,091
     Income taxes paid                          $2,832,000     $1,607,584


NOTE 3- RESTRICTED CASH AND SALE OF PIPELINE:

On August 30, 1993, the Company sold an idle ten-inch diameter pipeline segment in Wyoming, with a net book value of $1,594,000, for $6,600,000. The Company realized an after-tax gain of $3,254,000 on this sale. The proceeds were recorded as restricted cash at December 31, 1993 as the Company intended to use the proceeds to effect a like-kind exchange. See Note 4.


NOTE 4- PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following:


                                                           December 31,
                                                           ------------
                                                         1994              1993
                                                         ----              ----
                                                 Gross         Net         Net
                                                 -----         ---         ---
                                                          (in thousands)

      Pipelines                                $15,860        $ 6,454       $ 2,532
      Buildings                                  1,509            658           610
      Land                                         190            190           190
      Machinery, equipment and other            17,417          7,757         6,670
      Construction work in progress                512            512           268
                                                ------         ------        ------
                                               $35,488        $15,571       $10,270
                                                ======         ======        ======



Property and equipment at December 31, 1994 includes assets with an original cost of $5,834,000 and accumulated depreciation of $194,500 relating to a pipeline purchased from Amoco Pipeline Company (Amoco), a shareholder, in 1994. This pipeline was leased back to Amoco under an agreement which expires on February 24, 1996. Rental income in 1994 under this lease totaled $458,333 and future rentals total $541,667.

See also Note 9.

NOTE 5- RELATED PARTIES:

The Company is operated and managed by Amoco in accordance with an operating agreement dated May 31, 1977.

Effective January 1, 1989, the Company entered into two separate agreements with Amoco to provide Control Center operations which monitor and control pipeline flow and allow satellite communications from the locations on the Pipeline System to the Control Center. Charges to the Company in 1994 and 1993 under these agreements were as follows:


                                                     Year Ended December 31,
                                                     -----------------------
                                                     1994             1993
                                                     ----             ----
Management and operating fee                     $  488,448        $  502,296
Control center                                      246,024           242,840
Satellite communication fee                          68,000            68,000
Other Operating costs                             1,869,096         1,493,585
                                                  ---------         ---------
                                                 $2,671,568        $2,306,721
                                                  =========         =========

Other operating costs consist primarily of employee wages and related payroll costs and include charges relating to employee benefit plans, which are calculated as a percentage of total salaries. As specified in the operating agreement, this percentage represents the average ratio of benefit plan costs to total salaries of Amoco employees.

Accounts receivable - affiliated companies includes $466,000 receivable from Amoco Pipeline. This amount was paid to Amoco Pipeline in anticipation of the receipt of assets as part of the like-kind exchange executed in 1994 (see Note
3) which were not received.

See Note 4 concerning other transactions with Amoco during 1994.

NOTE 6- CREDIT AGREEMENTS:

On April 15, 1994, the Company entered into a credit agreement with its shareholders, GATX Pipeline Company and Amoco Pipeline Company, which provides for borrowings of up to $1,000,000 at a prime rate of interest through April 15, 1995. Also, on December 30, 1994, the Company entered into a credit agreement with one of its shareholders, Amoco Pipeline Company, which provides for borrowings of up to $5,000,000 at a prime rate of interest over renewable one-year terms. There were no borrowings outstanding under these agreements at December 31, 1994.

NOTE 7 - ENVIRONMENTAL ACCRUAL:

In 1994, the Company recorded a charge of $1,200,000 for environmental remediation. This amount is net of expected insurance recoveries of $200,000. The accrual for remediation totaled $1,400,000 at December 31, 1994 and represents management's best estimate of such costs. Additional accruals, if any, are not expected to have a material adverse effect on the Company's financial position.


NOTE 8 - LITIGATION:

In December 1991, the Company was named in a lawsuit (Joseph Kramer et al. v. Wyco Pipe Line Company), which alleged that the Company's activities resulted in the hydrocarbon contamination of the groundwater and soil on the plaintiffs' property and asserts losses of at least $5,570,000. The plaintiffs also seek punitive and emotional distress damages and statutory interest. The Company is currently undertaking remediation efforts. The Company provided $300,000 and $800,000 related to this lawsuit and the remediation efforts in 1994 and 1993, respectively. The Company does not believe that the ultimate resolution of this matter will have a material adverse impact on its financial position.


NOTE 9 - SALE OF PIPELINE:

The Company anticipates that it will sell its 552-mile pipeline in 1995. The net book value of property and equipment relating to this pipeline approximated $9,931,500 at December 31, 1994. The Company expects to realize a significant gain on the sale and to reinvest the proceeds in other pipeline-related property.

                        KANEB PIPE LINE PARTNERS, L.P.

                        PRO FORMA FINANCIAL STATEMENTS
                                  (Unaudited)


In February 1995, Kaneb Pipe Line Partners, L.P. ("Kaneb") acquired, through its operating partnership, the refined petroleum product pipeline assets of Wyco Pipe Line Company ("Wyco") for $27.1 million. Wyco was owned 60% by a subsidiary of GATX Terminals Corporation and 40% by a subsidiary of Amoco Pipe Line Company. The acquisition was financed by the sale of $27 million of first mortgage notes to three insurance companies.

The following unaudited pro forma financial statements for Kaneb have been derived from the audited historical financial statements of Kaneb and Wyco for the year ended December 31, 1993 and the unaudited financial statements for the nine month period ended September 30, 1994. The following unaudited pro forma financial statements have been compiled as if Kaneb acquired the pipeline assets of Wyco on the date of the balance sheet or as of the beginning of the period for income statement purposes. The unaudited pro forma financial statements should be read in conjunction with the notes accompanying such unaudited pro forma financial statements and with the audited historical financial statements and related notes of Kaneb and Wyco.

The unaudited pro forma financial statements may not be indicative of the results that would have occurred if Kaneb had acquired the pipeline assets of Wyco on the dates indicated or which will be obtained in the future.

                        KANEB PIPE LINE PARTNERS, L.P.
                        PRO FORMA STATEMENTS OF INCOME
                         YEAR ENDED DECEMBER 31, 1993
                    (In Thousands, except per unit amounts)
                                  (Unaudited)


                                                     Partnership          Wyaco        Acquisition          Pro
                                                      Historical       Historical      Adjustments         Forma
                                                    --------------   -------------   --------------     -----------


Revenues                                             $  69,235        $  16,602        $ (5,006)  (a)     $ 80,831
                                                    -----------      -----------     -----------       ------------

Costs and expenses:
   Operating Costs                                      29,012            5,839                             34,851
   Depreciation and Amortization                         6,135              841            (137)  (b)        6,839
   General and administrative                            4,673              664             -                5,337
                                                    -----------      -----------     -----------       ------------
    Total costs and expenses                            39,820            7,344            (137)            47,027
                                                    -----------      -----------     -----------       ------------
Operating income                                        29,415            9,258          (4,869)            33,804

Interest and other income                                1,331              172             -                1,503

Interest expense                                        (3,376)             (13)         (2,247)  (c)       (5,636)

Minority interest in net income                           (266)             -               (23)  (d)         (289)

Income taxes                                              (450)          (3,335)          3,335   (e)         (450)
                                                    -----------      -----------     -----------       ------------

Net income                                            $ 26,654        $   6,082        $ (3,804)          $ 28,932
                                                    ===========      ===========     ===========       ============
Allocation of net income per Senior Preference Unit   $   2.20                                            $   2.20
                                                    ===========                                        ============

                        KANEB PIPE LINE PARTNERS, L.P.
                        PRO FORMA STATEMENTS OF INCOME
                     NINE MONTHS ENDED SEPTEMBER 30, 1994
                    (In Thousands, except per unit amounts)
                                  (Unaudited)


                                                      Partnership           Wyco          Acquisition            Pro
                                                       Historical         Historical      Adjustments           Forma
                                                     --------------      ------------    -------------       -----------

Revenues                                              $   57,925          $   9,461       $        -           $ 67,386
                                                     --------------      ------------    -------------       -----------
Costs and expenses:
   Operating costs                                        24,504              3,438              -               27,942
   Depreciation                                            5,366                629             (101)  (b)        5,894
   General and administrative                              3,631                909              -                4,540
                                                     --------------      ------------    -------------       -----------

     Total costs and expenses                             33,501              4,976             (101)            38,376
                                                     --------------      ------------    -------------       -----------

Operating income                                          24,424              4,485              101             29,010

Interest and other income                                    926                583              -                1,509

Interest expense                                          (2,654)               -             (1,695)  (c)       (4,349)

Minority interest in net income                             (217)               -                (35)  (d)         (252)

Income taxes                                                (744)            (1,965)           1,965   (e)         (744)
                                                     --------------      ------------    -------------       -----------

Net income                                            $   21,735          $   3,103       $      336           $ 25,174
                                                     ==============      ============    =============       ===========

Allocation of net income per Senior Preference Unit   $     1.65                                               $   1.65
                                                     ==============                                          ===========

                        KANEB PIPE LINE PARTNERS, L.P.
                           PRO FORMA BALANCE SHEETS
                              SEPTEMBER 30, 1994
                                (In Thousands)
                                  (Unaudited)

                                                 Partnership       Acquisition        Pro
                                                 Historical        Adjustments       Forma
                                              -----------------  --------------    ----------

                                              ASSETS

Current assets:
  Cash                                           $        7,142   $      2,047 (f) $   9,189
  Current portion of receivable from
    general partner                                       4,974            -           4,974
  Accounts receivable                                     2,166            -           2,166
  Prepaid expenses                                        2,331            -           2,331
                                                 --------------   -------------    ----------
    Total current assets                                 16,613          2,047        18,660
                                                 --------------   -------------    ----------
Receivable from general partner                           4,133            -           4,133
                                                 --------------   -------------    ----------
Property and equiptment, net                            144,289         28,161  (a)  172,450
                                                 --------------   -------------    ----------

                                                 $      165,035   $     30,208     $ 195,243
                                                 ==============   =============    ==========


                                         LIABILITIES AND CAPITAL

Current Liabilities:
  Current portion of long-term debt              $        1,496    $        -      $    1,496
  Accounts payable, accrued expenses
    and distributions payable                            14,042           1,296 (g)    15,338
  Deferred terminating fees                               1,658             -           1,658
  Payable to general partner                              1,035             -           1,035
                                                 --------------   -------------    ----------
    Total current liabilities                            18,231           1,296        19,527
                                                 --------------   -------------    ----------

Long-term debt, less current portion                     44,022          27,000 (h)    71,022
                                                 --------------   -------------    ----------

Other liabilities                                         1,631           1,912 (i)     3,543
                                                 --------------   -------------    ----------

Minority interest                                           996             -             996
                                                 --------------   -------------    ----------

Capital                                                 100,155             -         100,155
                                                 --------------   -------------    ----------

                                                 $      165,035   $      30,208    $  195,243
                                                 ==============   =============    ==========

                        Kaneb Pipe Line Partners, L. P.

                    Notes to Pro Forma Financial Statements



(a) Represents the preliminary allocation of the estimated fair market value of the acquired assets and elimination of the historical gain on an asset sale in 1993, however, the internal valuation of the assets is not complete as of the date of this filing.

(b)  Adjusts the amortization of the acquired assets.

(c)  Reflects interest expense on $27 million of acquisition debt.

(d) Reflects the General Partner's 1% general partner interest in Kaneb Operating Partnership, L.P.

(e) Reflects elimination of income taxes as the operations will be taxed as a partnership.

(f)  Represents cash received from seller to settle liabilities acquired.

(g)  Represents liabilities assumed and accrued acquisition costs.

(h) Reflects the issuance of $27 million of long-term debt, incurred in connection with the Wyco acquisition.

(i)  Represents liabilities assumed in connection with the acquisition.